UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  September 30, 2005  (September 29, 2005)

VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-71934	62-1698183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee		37215
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code        (615) 665-6000

          Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________

Item 1.01	Entry Into a Material Definitive Agreement.

            On September 30, 2005, Vanguard Health Systems, Inc. (the “Company”) issued a press release that its Board of Directors (the “Board”) had elected Kent H. Wallace to the office of President and Chief Operating Officer. A copy of the press release is attached hereto as Exhibit 99.1. Such election was effective at the close of business on September 29, 2005.   A description of the compensation payable to Mr. Wallace in connection with his new position is contained in Item 5.02 below and such description is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

            (b)  On September 29, 2005, William L. Hough informed the Company and its Board that he desired to retire as the Company’s President and Chief Operating Officer.  His resignation from that position became effective at the close of business on September 29, 2005.

            (c)  As reported above in Item 1.01, on September 29, 2005 the Company’s Board elected Kent H. Wallace as the Company’s President and Chief Operating Officer, effective at the close of business on September 29, 2005. On such date, Mr. Wallace was 50 years old.

            Previously, since February 2003 Mr. Wallace had served as a Senior Vice President-Operations of the Company in charge of its South Texas healthcare operations. Prior thereto from July 2001 to December 2002, he was a Regional Vice President of Province Healthcare Company of Brentwood, Tennessee, then an owner and operator of 20 non-urban, acute care hospitals in 13 states of the United States. During this time Mr. Wallace had managerial responsibility for seven of these hospitals. From June 1999 until June 2001 Mr. Wallace was President and Chief Executive Officer of Custom Curb, Inc. of Chattanooga, Tennessee, a family owned company which manufactured roof accessories. Prior thereto from January 1997 until May 1999, Mr. Wallace was a Vice President - Acquisitions and Development of Tenet Healthcare Corporation, a hospital management company.

            Mr. Wallace will be paid an annual base salary of $600,000 in his new position. His target bonus award as a percentage of base salary, if both of the Company’s performance targets selected by the Board for its fiscal year ended June 30, 2006 are achieved, will be 90% (the “Revised Incentive”). The performance criteria selected by the Board for use for fiscal year 2006 under the Company’s 2001 Annual Incentive Plan are 50% based upon the Company’s consolidated free cash flow (as defined by the Board) and 50% based upon the Company’s consolidated EBITDA. (See the Company’s Form 8-K dated September 9, 2005, for more information in respect of the performance criteria under the Plan for the Company’s fiscal year 2006, and such information is incorporated herein by reference.) However, since Mr. Wallace is assuming his new position only shortly before the end of the Company’s first fiscal quarter ended September 30, 2005, the Board determined that the Revised Incentive would be available to Mr. Wallace  only for the period October 1, 2005 through June 30, 2006; and, as a result, his target bonus award as a percentage of base salary will be calculated as follows, assuming both of the Company’s performance targets selected by the Board for fiscal year 2006 are achieved: 90% times new base salary times 75%. For the Company’s quarter ended September 30, 2005, Mr. Wallace’s target bonus award will be (as previously disclosed in the Company’s Form 8-K dated September 9, 2005) 70% of his base salary if his reporting region’s Adjusted EBITDA performance target is met, but such award was adjusted by the Board as follows: his regional Adjusted EBITDA target was reset from an annual target to a target for the quarter ended September 30, 2005; his target bonus award was reset to be equal to 70% times base salary prior to his promotion times 25%; and his opportunity to earn an additional 2% to 38% award for exceeding the target performance Adjusted EBITDA level for his reporting region was terminated.

            On September 29, 2005, the Board also authorized for Mr. Wallace an increase in the potential severance payment to him under his severance protection agreement from 250% of annual salary and bonus incentive to 300% of annual salary and bonus incentive. A copy of Mr. Wallace’s Amended and Restated Severance Protection Agreement with the Company, dated as of September 23, 2004, is attached hereto as Exhibit 10.1. A copy of Amendment No. 1 to Amended and Restated Severance Protection Agreement, dated as of September 30, 2005, between the Company and Mr. Wallace, which implements such increase in Mr. Wallace’s severance payment, is attached hereto as Exhibit 10.2. For information, generally, about the Company’s severance protection agreements with its officers, see “Item 11. Executive Compensation – Our Severance Protection Agreements”, in the Company’s Form 10-K for the fiscal year ended June 30, 2005.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The exhibits filed as part of this report are listed in the Exhibit Index which is located at the end of this report.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:   September 30, 2005                           VANGUARD HEALTH SYSTEMS, INC.
                                                                                                (Registrant)

                                                                        BY: /s/ Ronald P. Soltman
                                                                               Ronald P. Soltman
                                                                               Executive Vice President

VANGUARD HEALTH SYSTEMS, INC.

EXHIBIT INDEX

Exhibit No.	Subject Matter

10.1	Amended and Restated Severance Protection Agreement, dated as of September 23, 2004, between Vanguard Health Systems, Inc. and Kent H. Wallace.

10.2	Amendment No. 1 to Amended and Restated Severance Protection Agreement, dated as of September 30, 2005, between Vanguard Health Systems, Inc. and Kent H. Wallace.

99.1	Press Release of Vanguard Health Systems, Inc. dated September 30, 2005, announcing the departure and the election of a principal officer.